UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2008

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO	0-8076	31-0854434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

This amendment to the Current Report on Form 8-K of Fifth Third Bancorp filed with the SEC on June 18, 2008 at 7:21 AM to describe its plans to strengthen its capital position in light of continued deterioration in credit trends during the second quarter of 2008 is being filed solely for the purpose of modifying the reference to average loan growth in Exhibit 99.4. In the section of Exhibit 99.4 entitled “Management Discussion of Trends – Operating trends,” the fourth sentence of the first paragraph is being modified as set forth below to make clear that the expected average loan growth of approximately 10 percent for the second quarter of 2008 reflects a comparison to the second quarter of 2007:

“Average loans are expected to grow approximately 10 percent from the second quarter of 2007, with very strong growth in commercial balances partially offset by a slight decline in consumer loans, and average core deposits are expected to grow by approximately 3 percent.”

Fifth Third Bancorp is filing Exhibit 99.4, as amended and attached hereto, in order to incorporate by reference such information into its filings made pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.4	Management Discussion of Trends, as amended (“filed” under the Securities Exchange Act of 1934, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

June 18, 2008	/s/ Daniel T. Poston
Daniel T. Poston
Executive Vice President and Chief
Financial Officer